Exhibit 1

JOINT FILING AGREEMENT

The undersigned parties hereby agree that this Statement on Schedule 13G filed herewith, and any amendments thereto filed hereafter by any of the undersigned parties, relating to the Class A ordinary shares, no par value, of Riskified Ltd., is being (and will be, in the case of amendments hereto) filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Date: February 14, 2022

QUMRA CAPITAL I, L.P.

By:	Qumra Capital GP I, L.P., its General Partner

	By:	Qumra Capital Israel I Ltd., its General Partner

		By:	/s/ Erez Shachar
			Name:	Erez Shachar
			Title:	Managing Partner

QUMRA CAPITAL I CONTINUATION FUND, L.P.

By:	Qumra Capital GP I, L.P., its General Partner

	By:	Qumra Capital Israel I Ltd., its General Partner

		By:	/s/ Erez Shachar
			Name:	Erez Shachar
			Title:	Managing Partner

QUMRA CAPITAL GP I, L.P.

By:	Qumra Capital Israel I Ltd., its General Partner

	By:	/s/ Erez Shachar
		Name:	Erez Shachar
		Title:	Managing Partner

Qumra Capital Israel I Ltd.

By:	/s/ Erez Shachar
	Name:	Erez Shachar
	Title:	Managing Partner

/s/ Erez Shachar
EREZ SHACHAR

/s/ Boaz Dinte
BOAZ DINTE